EXHIBIT 10.2

DIRECTORS RESTRICTED STOCK AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered into as of _______________ (the “Award Date”) by and between Veeco Instruments Inc., a Delaware corporation (the “Company”) and ___________________ (“Participant”), a Non-Employee Director of the Company (as defined in the “Plan” described below).

WHEREAS, the Company has adopted the Veeco Instruments Inc. 2000 Stock Incentive Plan (as it may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, Paragraphs (iv) and (v) of Section 8 of the Plan provide for the issuance of awards of the Company’s common stock, par value $0.01 per share (“Common Stock”), to Non-Employee Directors subject to certain restrictions (“Restricted Stock”); and

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1             In General.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Plan.  In addition, wherever the following term is used in this Agreement, it shall have the meaning specified below, unless the context clearly indicates otherwise.

Section 1.2             “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 4.2 and the exposure to forfeiture set forth in Section 3.1.

ARTICLE II.
RESTRICTED STOCK  AWARD

Section 2.1             Award of Restricted Stock.  In consideration of the Participant’s service as a Non-Employee Director of the Company, in exchange for the promises contained herein, and for other good and valuable consideration which the Committee has determined exceeds the aggregate par value of the shares of Common Stock subject to the Award (as defined below), as of the Award Date, the Company issues to the Participant 5,000 shares of Restricted Stock (the “Award”).

Section 2.2             Award Subject to Plan.  The Award granted hereunder is subject to the terms and provisions of the Plan, including without limitation Section 8 thereof.

ARTICLE III.
RESTRICTIONS

Section 3.1             Forfeiture; Repurchase Right.

(a)           Unless otherwise provided by written agreement between the Company and Participant, which may be entered into at any time, including in connection with such termination, any Award which is not vested at the time when the Participant’s service as a Director of the Company ends shall thereupon be forfeited immediately and without any further action by the Company or the Participant.

(b)           Upon termination of a Participant’s service as a Director, the Company or any Affiliate shall have the right, but not the obligation, to purchase any unvested Restricted Stock then held by such Participant at a cash price per share equal to the price paid by the Participant for such Restricted Stock, if any; provided that no such right of repurchase shall exist in the event of a Normal Termination (as defined in the Plan).

Section 3.2             Vesting and Lapse of Restrictions.  Subject to Section 3.1, the Restrictions shall lapse with respect to the Restricted Stock subject to the Award and the Participant’s rights thereto shall vest, on the first anniversary of the Date of Grant; provided, in each case, that the Participant remains continuously in active service as a Director of the Company for at least nine months following the Award Date.

Section 3.3             Legend.  Until such time as Restrictions have lapsed, the Company may, at any time, place legends referencing the Restrictions and any applicable federal and/or state securities laws restrictions on certificates representing shares of Restricted Stock issued pursuant to this Agreement.  The legend may include the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE PLAN AND THE AWARD AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.”

Section 3.4             Payment of Taxes; Issuance of Shares.

(a)           Participant understands, acknowledges and agrees that, unless a Section 83(b) election is made (as described in Section 3.6), the difference between the Fair Market Value of the Restricted Stock at the time it vests, and the amount, if any, paid by the Participant for such stock is subject to state and federal income taxes and Participant is responsible for paying such taxes.  If the Company is required to withhold any such taxes, Participant hereby authorizes the Company to reduce the number of vested shares of Restricted Stock delivered to Participant at the time the restrictions lapse by the number of shares of Restricted Stock required to satisfy such tax withholding requirements (based on the Fair Market Value of shares at such time).  Such shares of vested Restricted Stock shall be returned to the Company.  Participant’s acknowledgement and acceptance of these tax provisions are conditions precedent to the right of Participant to receive the Restricted Stock under the Plan and this Agreement.

(b)           In lieu of the reduction of shares delivered described in paragraph (a) above, Participant may pay to the Company the amount of tax required to be withheld in cash, by check or in other form satisfactory to the Company.  Such payment must be made by the date on which the Restrictions lapse or such later date as is established by the Company (not to exceed 15 days after the date on which the Restrictions lapse).

(c)           The Shares will be deposited directly into Participant’s brokerage account with the Company’s approved broker when vested and any applicable withholding obligations have been satisfied.

Section 3.5             Certain Changes in Capitalization.  If the shares of the Company’s Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, the Committee, in its sole discretion, shall have the discretion and power to determine and to make effective provision for acceleration of the time or times at which any Restrictions shall lapse or be removed.  In addition, in the case of the occurrence of any event described in this Section 3.5, the Committee, subject to the provisions of the Plan and this Agreement, shall make an appropriate and proportionate adjustment in the number and kind of shares of Restricted Stock, to the end that after such event the Participant’s proportionate interest shall be maintained as before the occurrence of such event.  Any such adjustment made by the Committee shall be final and binding upon the Participant, the Company and all other interested persons. In the event that the Participant receives any new or additional or different shares or securities by reason of any transaction or event described in this Section 3.5, such new or additional or different shares or securities which are attributable to the Participant in his capacity as the registered owner of the Restricted Stock then subject to Restrictions, shall be considered to be Restricted Stock and shall be subject to all of the Restrictions.

Section 3.6             Section 83(b) Election.  Participant understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount, if any, paid for the shares of Common Stock and the Fair Market Value of such shares at the time the Restrictions on such shares lapse.  Participant understands that, notwithstanding the preceding sentence, Participant may elect to be taxed at the time of the Award Date, rather that at the time the Restrictions lapse, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days of the Award Date. In the event Participant files an 83(b) Election, Participant will recognize ordinary income in an amount equal to the difference between the amount, if any, paid for the shares of Common Stock and the Fair Market Value of such shares as of the Award Date, and will be responsible for paying all such taxes, and, if applicable, paying the Company the amount of  any tax required to be withheld thereon at the time of such election, in  the manner set forth in Section 3.5. Participant further understands that acopy of such 83(b) Election form must be filed with his or her federal income tax return for the calendar year in which the Award D falls, and a copy delivered to the Company.  Participant acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to the award of Restricted Stock hereunder, and does not purport to be complete or to deal with any state local, or foreign tax requirements that might apply. PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING THE PARTICIPANT’S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED PARTICIPANT TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FEDERAL GOVERNMENT OR FOREIGN COUNTRY IN WHICH PARTICIPANT MAY RESIDE, AND THE TAX CONSEQUENCES OF PARTICIPANT’S DEATH.

ARTICLE IV.
OTHER PROVISIONS

Section 4.1             Book Entry; Escrow.  The Shares representing the Restricted Stock will be held in book-entry or global certificate form.  If the Company instead chooses to issue share certificates representing the Restricted Stock, the certificates for the Restricted Stock shall be deposited in escrow with the Secretary or Assistant Secretary of the Company or such other escrow holder as the Company may appoint; provided, however, that in no event shall the Participant retain physical custody of any certificates representing unvested Restricted Stock issued to him.  The deposited certificates shall remain in escrow until all of the Restrictions lapse or shall have been removed.

Section 4.2             Restricted Stock Not Transferable.  No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 4.2 shall not prevent transfers by will or by applicable laws of descent and distribution.

Section 4.3             Rights as Stockholder.  Except as otherwise provided herein, upon issuance of the shares of Restricted Stock pursuant to Section 4.1, the Participant shall have all the rights of a stockholder with respect to said shares, subject to the Restrictions herein, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares or Restricted Stock; provided, however, that any and all shares of Common Stock received by the Participant with respect to such Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization shall also be subject to the Restrictions until the Restrictions on the underlying shares of Restricted Stock lapse or are removed pursuant to this Agreement.

Section 4.4             Not a Contract.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue as a Director of the Company, except as may otherwise be provided by any written agreement entered into by and between the Company and the Participant.

Section 4.5             Governing Law.   The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 4.6             Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.7             Amendment, Suspension and Termination.  The Award may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as may otherwise be provided by the Plan, neither the amendment, suspension nor termination of this Agreement shall, without the consent of the Participant, alter or impair any rights or obligations under any Award.

Section 4.8             Notices.  Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his address shown in the Company records, and to the Company at its principal executive office.

Section 4.9             Severability. The invalidity or unenforceability of any paragraph or provision of this Agreement shall not affect the validity or enforceability of any other paragraph or provision, and all other provisions shall remain in full force and effect.  If any provision of this Agreement is held to be excessively broad, then such provision shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

Section 4.10           Data Privacy.  By entering into this Agreement and as a condition of the grant of the Restricted Stock, Participant consents to the collection, use and transfer of personal data as described in this Section.  Participant understands that the Company and its subsidiaries hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security number or identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock (restricted or otherwise) awarded, cancelled, exercised, vested, unvested or outstanding in Participant’s favor, for the purpose of managing and administering the Plan (“Data”).  Participant further understands that the Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Participant’s participation in the Plan, and that the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan (“Data Recipients”).  Participant understands that these Data Recipients may be located in the Participant’s country of residence, the European Economic Area, or elsewhere throughout the world, such as the United States.  Participant authorizes the Data Recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of shares on the Participant’s behalf, to a broker or other third party with whom Participant may elect to deposit any shares of stock acquired upon vesting of the shares of Restricted Stock.  Participant understands that he or she may, at any time, review the Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company.  Withdrawal of consent may, however, affect Participant’s ability to participate in the Plan.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

VEECO INSTRUMENTS INC.

By:
Name:
Title:

Signed: